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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20006

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) SEPTEMBER 29, 1999


                              NORTH COUNTY BANCORP
                              --------------------
             (Exact name of registrant as specified in its charter)





          CALIFORNIA                     0-10627              95-3669135
          ----------                     -------              ----------
(State or other jurisdiction       (Commission file No.)    (I.R.S. Employee
of incorporation or organization)                           Identification No.)



             444 S. ESCONDIDO BOULEVARD, ESCONDIDO, CALIFORNIA 92025
             -------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip code)


                                 (760) 743-2200
                                 --------------
               (Registrant's telephone number including area code)


  (Former name or former address, if changed since last report) NOT APPLICABLE


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Item 5.  OTHER EVENTS.

         On September 29, 1999 North County Bancorp, a California corporation registered as a bank holding company (the "Company"), which owns all of the outstanding shares of North County Bank, a California state banking corporation ("North County Bank"), executed a definitive Agreement and Plan of Reorganization with Wells Fargo & Company, a Delaware corporation ("Wells Fargo")(the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, Wells Fargo would acquire the Company through a wholly-owned subsidiary of Wells Fargo, and pursuant to which Reorganization Agreement, each of the issued and outstanding shares of the Common Stock of the Company, no par value, would, upon effectiveness of the Reorganization, be converted into shares of the common stock of Wells Fargo, par value $1-2/3 per share. Wells Fargo will issue a total of approximately $112 million of its common stock in exchange for all of the issued and outstanding shares of the Company. The common stock of Wells Fargo is traded on the New York Stock Exchange under the symbol "WFC." Assuming all outstanding options to purchase the Company's common stock are exercised before the transaction closes, the Company's shareholders will receive approximately $21 of Wells Fargo common stock for each share of the common stock of the Company that they own. It is anticipated that the Reorganization will be completed in the first quarter of 2000.

         The transaction is contingent upon and subject to the approval of shareholders of the Company and state and federal regulatory authorities.

         Wells Fargo is the largest bank headquartered in California and also operates the state's third largest mortgage originator. Wells Fargo & Company is a $205 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores, over the Internet and through other distribution channels across North America and internationally.


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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS.

              2.1 Agreement and Plan of Merger, dated as September 29, 1999 between North County Bank and Wells Fargo & Company.

              99.1   Joint Press Release dated September 29, 1999



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NORTH COUNTY BANCORP


Dated: October 4, 1999       By: /s/ MICHAEL J. GILLIGAN
                                -----------------------------------------------
                                Title: Vice President & Chief Financial Officer






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                                  EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION                     PAGE
-----------           -----------                     ----

2.1      Agreement and Plan of Merger, dated as of September
                   29, 1999 between North County Bancorp and Wells Fargo & Company.

99.1               Joint Press Release dated September 29, 1999.




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